SUBSIDIARIES OF THE REGISTRANT

EXHIBIT 21

LIST OF ACTIVE SUBSIDIARIES AS OF JANUARY 31, 2006

Company Name	Jurisdiction of Creation
Moody’s Latin America Calificadora de Riesgo S.A.	Argentina

Moody’s Investors Service Pty. Ltd.	Australia

Economy.com Pty. Inc.	Australia

Moody’s America Latina Ltda.	Brazil

Moody’s Central Europe (BVI) Ltd.	British Virgin Islands

Moody’s Latin America Holding Corp.	British Virgin Islands

Moody’s Investors Service (BVI) Ltd.	British Virgin Islands

Moody’s Israel Holdings, Inc.	British Virgin Islands

Moody’s Canada, Inc.	Canada

Economy.com (Canada) Inc.	Canada

Moody’s Investors Service (Beijing) Ltd.	China

Moody’s Interbank Credit Service Ltd.	Cyprus

Moody’s Central Europe Ltd.	Czech Republic

MIS Quality Management Corp.	Delaware

Moody’s Assureco, Inc.	Delaware

Moody’s Investors Service, Inc.	Delaware

Moody’s Holdings, Inc.	Delaware

Moody’s KMV Company	Delaware

Moody’s Overseas Holdings, Inc.	Delaware

Moody’s Economy.com	Delaware

Moody’s Investors Service Ltd.	England

Moody’s Holdings UK Ltd.	England

Moody’s KMV Ltd.	England

Syndicate Underwriting Research Ltd.	England

Economy.com (U.K.) Ltd.	England

Moody’s France S.A.S	France

Moody’s Deutschland GmbH	Germany

Moody’s Asia Pacific Ltd.	Hong Kong

Moody’s China Financial Information Service, Ltd.	Hong Kong

Moody’s KMV Hong Kong Limited	Hong Kong

Moody’s Investment Company India Pvt. Ltd.	India

Moody’s Risk Management Services, Ltd.	Ireland

Moody’s Italia S.r.l.	Italy

KMV Asia	Japan

Moody’s Japan Kabushiki Kaisha	Japan

Korea Investors Service, Inc.	Korea

KIS Pricing, Inc.	Korea

Moody’s Investors Service (Korea) Inc.	Korea

Moody’s Mauritius Holdings Ltd.	Mauritius

Administración de Calificadoras, S.A. de C.V.	Mexico

Moody’s de Mexico S.A. de C.V.	Mexico

Moody’s Holdings BV	Netherlands

Moody’s Assurance Company, Inc.	New York

Moody’s Eastern Europe LLC	Russia

Moody’s Interfax Rating Agency	Russia

Moody’s KMV Singapore Pte.	Singapore

Moody’s Singapore Pte. Ltd.	Singapore

Moody’s Investors Service South Africa (Pty.) Ltd.	South Africa

Moody’s Investors Service Espana, S.A.	Spain

Moody’s Taiwan Corporation	Taiwan

Moody’s Interfax Rating Agency Ukraine LLC	Ukraine